Exhibit 99.1


                              [DEPARTMENT 56 LOGO]


                                  Investor Contacts: Tom Tomlinson / Tony Ishaug
                                                       Telephone: (952) 944-5600

           DEPARTMENT 56 REPORTS 2000 RESULTS AND YEAR-TO-DATE ORDERS

FEBRUARY 22, 2001 - EDEN PRAIRIE, MN. - DEPARTMENT 56 (NYSE: DFS), a leading collectibles and specialty giftware company, today reported revenue and earnings for the fourth quarter and fiscal year ended December 30, 2000 in line with expectations.

For the year, revenues were $234.1 million compared to $255.5 million in the prior year. Net income and diluted earnings per share for the year were $20.8 million and $1.47, respectively, compared to $42.7 million and $2.45 in the prior year. Fiscal year 2000 results were impacted by the $12.0 million reserve charges related to 1999 overdue receivables taken in the first quarter of this year as previously reported. Excluding these charges, revenues for FY2000 would have been $240.6 million, with net income and diluted earnings per share of $28.2 million and $1.99, respectively.

For the quarter, revenues were $59.0 million, compared to $56.9 million in the prior year. Net income and diluted earnings per share in the fourth quarter were $3.6 million and $0.28 per share, respectively, compared to $5.6 million and $0.35, respectively, a year ago.

"Despite the reserve charges and one-time costs that impacted our 2000 financial results, we stabilized our operations and our mid-year introductions drove stronger than expected third and fourth quarter revenues," said Susan Engel, Chairwoman and Chief Executive Officer.

Revenues for all periods discussed reflect a change in accounting for freight expense required by the Emerging Issues Task Force Issue (EITF) No. 00-10. This change had no impact on the Company's reported profits. EITF No. 00-10 requires that freight expense incurred from shipping product to customers be recorded in cost of sales. Department 56 has historically recorded sales net of such freight expense. Prior to implementing this change, revenues for fiscal year 2000 were $225.0 million compared to $245.9 million in the prior year, and revenues for the fourth quarter were $57.0 million compared to $54.4 million in the prior year.

2001 CUSTOMER ORDERS TO DATE

Retail customer orders through February 17 are down approximately 35% against the comparable period in the prior year. Village orders are approximately 40% below the comparable period in the prior year, while General Giftware orders are down approximately 24%.

Commenting on these initial order results, Ms. Engel noted, "We are clearly feeling the impact of a slow December and an overall holiday selling season that was significantly below the increase for which retailers had planned. The combination of this erosion in consumer confidence across the whole

Exhibit 99.1


economy and our proven ability to fulfill reorders which come in after the first quarter has caused many retailers to take a wait-and-see approach.

"While we cannot project how orders will come in through the remainder of the year, we may see more reorder activity than we have in the past resulting in a shift in our order patterns. Our informal discussions with approximately seven hundred-fifty of our retailers and more in-depth discussions with a small but representative sample of this group lead us to believe that we may experience upside order potential from our current run rate."

Ms. Engel added, "The largest gap in our orders is from collectible accounts that have not yet ordered. Our informal survey through our sales force leads us to believe that over ninety percent of these missing accounts are planning to order. Of the small number not planning to order, the vast majority have been closing stores as would be expected in a rotation of channel entries and exits."

Ms. Engel continued, "In light of year-to-date orders being substantially below our internal expectations, our focus during the balance of 2001 will be on identifying and pursuing new revenue opportunities, driving reorders and maximizing earnings and cash flow by closely managing costs and capital investments."

FOURTH QUARTER AND FISCAL YEAR 2000 HIGHLIGHTS

Fourth quarter revenues for Village and General Giftware products were $38.6 million and $20.4 million, respectively, compared to $36.3 million and $20.6 million, respectively, in the comparable quarter of last year. For the full year, revenues for Village and General Giftware products were $152.1 million and $82.0 million, respectively, compared to $170.0 million and $85.5 million, respectively in the prior year.

Gross margin as a percentage of sales was 49.7% for the fourth quarter, compared to 50.6% in the fourth quarter of 1999. For the fiscal year, gross margins of 53.2% were down compared to 55.6% in the prior year. Prior to implementing EITF No. 00-10, gross margins for the fourth quarter of 2000 were 51.5%, compared to 53.0% in the prior year and for fiscal year 2000, gross margins were 55.4%, compared to 57.8% in the prior year. Both fourth quarter and fiscal year 2000 were impacted by the one-time Customer Appreciation Discount of five percent, which applied to most orders placed in the first quarter of 2000. The effect of this discount on margins was approximately 30 and 125 basis points in the fourth quarter and fiscal year of 2000, respectively. Gross margins for the fiscal year were also impacted by the reserve charges related to 1999 receivables as discussed above, the effect of which was approximately 125 basis points.

Selling, General and Administrative expenses for the quarter were $18.7 million, or 32% of sales, compared to $16.1 million, or 28% of sales in the fourth quarter of 1999. For the year, SG&A represented 32% of sales, or $74.2 million, up from $61.5 million, or 24% of sales in the prior year. Both the current quarter and full year results reflected increased depreciation and expenses related to the Company's continued investment in information systems and a new distribution center (as previously reported, the Company estimates approximately $3.0 million of these expenses to be non-recurring). 2000 fiscal year SG&A also includes $5.5 million in bad debt reserve charges taken in the first quarter of this year related to the resolution of 1999 receivables.

Exhibit 99.1


STOCK REPURCHASE

As part of the Company's share repurchase program, Department 56 purchased 587,000 shares of its stock in the open market and through privately negotiated transactions at an average of $12.99 per share for a total of $7.6 million during the quarter, bringing the total number of shares repurchased during the year to 2.4 million. As of December 30, the Company had remaining authorization from the Board of Directors to repurchase $52.4 million worth of its stock through 2001 and had 12.8 million common shares outstanding. The Company has suspended share repurchase activities and will continue to assess its program as the year progresses.

ABOUT DEPARTMENT 56

Department 56, Inc. is a leading collectibles and giftware company known for its lighted Villages, Snowbabies(TM) figurines and extensive lines of holiday and home decorative products. Its products are sold primarily through gift, specialty and department store retailers in the United States, Canada and Europe.

2001 marks the 25th anniversary of Department 56, Inc. To commemorate the past 25 years, the Company will host a Silver Anniversary Celebration in St. Paul, Minnesota, August 17-19, 2001. For more information, visit www.department56.com or contact Department 56 Consumer Services at 1-800-LIT-TOWN (548-8696).

Investors will have the opportunity to listen to the Company's February 23 conference call over the Internet through StreetEvents at www.streetevents.com. To listen to the live call, please go to the web site prior to the 9:00 a.m. EST call. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

NOTES CONCERNING FORWARD-LOOKING STATEMENTS:

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS ABOUT THE COMPANY'S PERFORMANCE. THESE STATEMENTS ARE BASED ON MANAGEMENT'S ESTIMATES, ASSUMPTIONS AND PROJECTIONS AS OF TODAY AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE. ANY CONCLUSIONS OR EXPECTATIONS EXPRESSED IN, OR DRAWN FROM, THE STATEMENTS IN THIS PRESS RELEASE CONCERNING MATTERS THAT ARE NOT HISTORICAL CORPORATE FINANCIAL RESULTS ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY VARY MATERIALLY FROM FORWARD-LOOKING STATEMENTS AND THE ASSUMPTIONS ON WHICH THEY ARE BASED. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR PUBLISH IN THE FUTURE ANY FORWARD-LOOKING STATEMENTS. PLEASE READ THE BASES, ASSUMPTIONS AND FACTORS SET OUT IN THE LAST TWO PARAGRAPHS OF ITEM 7 IN THE COMPANY'S FORM 10-K FOR 1999 DATED MARCH 29, 2000 AND FILED UNDER THE SECURITIES EXCHANGE ACT OF 1934, ALL OF WHICH IS INCORPORATED HEREIN BY REFERENCE.

                           # Financial Tables follow #

Exhibit 99.1

                      DEPARTMENT 56, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                             ASSETS
                                                                                     December 30,                 January 1,
                                                                                         2000                        2000
                                                                                   ---------------              --------------
CURRENT ASSETS
     Cash and cash equivalents                                                      $     23,698                $    3,962
     Accounts receivable, net                                                             36,994                    65,580
     Inventories                                                                          15,650                    15,901
     Other current assets                                                                 13,742                    14,199
                                                                                    -------------              ------------
           Total current assets                                                           90,084                    99,642

PROPERTY AND EQUIPMENT, net                                                               31,796                    29,857
GOODWILL, TRADEMARKS AND OTHER, net                                                      150,609                   155,936
OTHER ASSETS                                                                               5,319                     1,673
                                                                                   --------------             -------------
                                                                                      $  277,808                 $ 287,108
                                                                                      ===========                ==========


                                               LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Borrowings on revolving credit agreement                                         $        -                $   42,500
     Accounts payable                                                                      7,866                     9,709
     Other current liabilities                                                            16,637                    15,144
                                                                                     ------------               -----------
Total current liabilities                                                                 24,503                    67,353

DEFERRED TAXES                                                                             7,730                     6,831
LONG-TERM DEBT                                                                           105,000                    60,000
STOCKHOLDERS' EQUITY                                                                     140,575                   152,924
                                                                                     ------------               -----------
                                                                                      $  277,808                 $ 287,108
                                                                                      ===========                ==========

Exhibit 99.1


                      DEPARTMENT 56, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  QUARTER ENDED                      52 Weeks       52 Weeks
                                                        -----------------------------------            Ended          Ended
                                                          December 30,       January 1,            December 30,    January 1,
                                                              2000              2000                   2000            2000
                                                        ----------------   --------------        --------------- ---------------
NET SALES (1)                                               $  59,034       $  56,934              $  234,058       $ 255,528
COST OF SALES (1)                                              29,699          28,104                 109,522         113,475
                                                           -----------     -----------           -------------   -------------

Gross profit                                                   29,335          28,830                 124,536         142,053

Selling, general, and administrative expenses                   18,720         16,096                  74,166          61,542
Amortization of goodwill, trademarks and other                  1,374             1,323                 5,486           5,145
                                                          ------------      ------------         -------------    ------------

OPERATING INCOME                                                9,241          11,411                  44,884          75,366

Interest expense                                                3,386           2,583                  11,729            6,719
Other, net                                                          13           (226)                  (382)           (153)
                                                         -------------     -----------           ------------    -------------

INCOME BEFORE INCOME TAXES                                      5,842           9,054                  33,537          68,800

INCOME TAXES                                                    2,220           3,439                  12,744           26,144
                                                          ------------    ------------            ------------      ----------

NET INCOME                                                   $  3,622        $  5,615              $   20,793       $  42,656
                                                             =========       =========             ===========      ==========

NET INCOME PER SHARE                                          $  0.28          $  0.35                 $ 1.47           $ 2.48
                                                              ========         =======                 =======          ======

NET INCOME PER SHARE ASSUMING DILUTION                        $  0.28          $  0.35                 $ 1.47           $ 2.45
                                                              ========         =======                 =======          ======

OPERATING CASH FLOW (2)                                      $  11,814       $  14,553              $  55,920       $  84,853
                                                             =========       =========              ==========      ==========


WEIGHTED AVERAGE SHARES
     OUTSTANDING - BASIC                                       13,097           16,164                 14,110          17,214
                                                             =========        ========               =========       =========

WEIGHTED AVERAGE SHARES
     OUTSTANDING - ASSUMING DILUTION                           13,160           16,214                 14,164          17,388
                                                             =========        ========               =========       =========


(1) Net sales and cost of sales have each been increased as a result of reclassifying outgoing freight costs in order to comply with the requirements of Emerging Issues Task Force Issue Number 00-10, ACCOUNTING FOR SHIPPING AND HANDLING FEES AND COSTS. Such expenses were formerly classified as a reduction of net sales. This change has no impact on gross profit amounts. Outgoing freight costs totaled $2.1 million and $9.1 million for the quarter and year ended December 30, 2000, respectively, and $2.5 million and $9.7 million for the quarter and year ended January 1, 2000, respectively.

(2) Earnings before interest, income taxes, depreciation and amortization expenses.